Brandywine Global Investment Management, LLC

CODE OF ETHICS

January 2009

TABLE OF CONTENTS

I. Introduction	1
A. Individuals Covered by the Code	1
B. Other Codes of Ethics	1
C. Standards of Business Conduct	1
II. Effecting Personal Securities Transactions	2
A. Prohibited Securities Transactions	2
B. Pre-Clearance Requirements	3
C. Exceptions to Pre-Clearance Requirements	5
D. Special Rules Governing Transaction in Reportable Funds	6
III. Acknowledgement, Disclosure of Accounts and Reporting Holdings and Transactions	7
A. Acknowledgment of Receipt of Annual Certification	7
B. Disclosure of Accounts	7
C. New Disclosable Accounts	8
D. Holdings and Transaction Reports	8
E. Exceptions to the Reporting Requirements	8
IV. Gifts and Business Entertainment	9
A. Scope	9
B. Definition of Gifts and Business Entertainment	9
C. Limitations	9
D. Procedure	10
V. Outside Business Activities	11
A. Outside Business Activity Defined	11
B. Outside Directorships	11
C. Other Corporate or Fiduciary Positions	11
D. Other Outside Business Activities	11
E. LMIS Registered Representatives	11
VI. Political Contributions	12
A. Prohibitions	12
B. Permitted Contributions	12
C. Reporting	12
D. LMIS Registered Representatives	12
VII. Code Administration and Enforcement	12
A. Duty to Report Code Violations	12
B. Exceptions to the Code	12
C. Sanctions	13
D. Availability of Reports	13
VIII. Definitions	13

Appendices

I. Introduction
A.	Individuals Covered by the Code. This Code of Ethics (“Code”)[1] applies to all Brandywine Global Investment Management, LLC (“BGIM”) employees, officers and directors, as well as anyone else specifically designated and notified by the BGIM Chief Compliance Officer (“CCO”). All persons covered by the Code are referred to herein as “Access Persons”. Temporary staff, consultants and interns, as well as foreign subsidiary employees, will be reviewed on a case-by-case basis by the CCO to determine whether or not they will be deemed Access Persons.

B.	Other Codes of Ethics. Members of the BGIM board of managers or other individuals who are Access Persons under the Code, but are employed principally by Legg Mason & Co., LLC (“LM&Co.”), are subject to the LM&Co. Code of Ethics.[2] Legg Mason shall be responsible for monitoring adherence to the LM&Co. Code.

C.	Standards of Business Conduct. This Code is based on the principle that BGIM owes a fiduciary duty to its clients, and that all Access Persons must therefore avoid activities, interests and relationships that may (i) present a conflict of interest, or the appearance of a conflict of interest, with BGIM’s clients, or (ii) otherwise interfere with BGIM’s ability to make decisions in the best interests of any of its clients. In particular, Access Persons must at all times comply with the following standards of business conduct:
1.	Compliance with Applicable Law. Access Persons must understand and comply with their obligations under “Federal Securities Laws”. Each Access Person is responsible to know, understand and follow the laws and regulations that apply to his or her responsibilities on behalf of BGIM.

2.	Clients Come First. Access Persons must scrupulously avoid serving their personal interests ahead of the interests of clients. For example, an Access Person may not induce or cause a client to take action, or not take action, for the Access Person’s personal benefit at the expense of a client’s best interest.

3.	Avoiding Taking Advantage. Access Persons may not use their knowledge of BGIM’s investment activities or client portfolio holdings to profit from the market effect of such activities or to engage in short-term or other abusive trading in a “Reportable Fund”. (The list of Reportable Funds is available on the Compliance intranet site).

4.	Avoid Other Inappropriate Relationships or Activities. Access Persons should avoid relationships or activities that could call into question the Access Person’s ability to exercise independent judgment in the best interests of BGIM’s clients.

5.	Investment Opportunities. Access Persons must offer any appropriate investment opportunities to the Firm’s clients before they may take personal advantage of such opportunities.

1	Unless defined when used, all capitalized terms used in this Code of Ethics are defined in Section VIII below.

2	Currently Mark R. Fetting and Peter L. Bain.

6.	Avoid Undue Influence. Access Persons should not cause or attempt to cause client accounts to purchase, sell, or hold an investment in a manner calculated to create personal benefit to the Access Person.

7.	Observe the Spirit of the Code. Doubtful situations should be resolved in favor of BGIM’s clients. Technical compliance with the Code will not automatically insulate from scrutiny any personal securities transaction or other course of conduct that might indicate an abuse of these governing principles.
II. Effecting Personal Securities Transactions
A.	Prohibited Securities Transactions. Access Persons are subject to the following restrictions on their personal trading activity.
1.	Inside Information. Access Persons are prohibited from engaging in any transaction in a “Security” (or an “Equivalent Security”) at a time when the Access Person is in possession of material non-public information regarding the Security or the issuer of the Security. (A copy of the “Non-Public Information” policy addressing the procedures to follow when a BGIM employee may be in possession of such information can be found in the BGIM Compliance Policies and Procedures Manual available on the Compliance intranet site).

2.	Pre-Clearance Required. Access Person are prohibited from engaging in any “Securities Transaction” without obtaining the appropriate pre-clearance as set forth in this Code (unless the transaction is subject to an exemption from pre-clearance as set forth in this Code).

3.	Seven-Day Blackout. Access Person are prohibited from engaging in any transaction in a Security (or an Equivalent Security) within the seven calendar days prior to or following a purchase or sale of the same Security (or an Equivalent Security) in a client account.

4.	Excessive Personal Trading. No Access Person may engage in excessive personal trading. Excessive personal trading will be determined by the Compliance Committee, in its sole discretion, based on the relevant facts and circumstances. At minimum, any Access Person who maintains an account at a financial institution other than one of BGIM’s “Preferred Brokers” is prohibited from engaging in more than 12 Securities Transactions per quarter. (A list of BGIM’s Preferred Brokers is available on the Compliance intranet site).

5.	Short-Term Trading. The following limitations on short-term trading apply:
a.	Any Reportable Fund must be held for at least 60 days.

b.	Any Security other than a Reportable Fund must be held for at least 30 days.
6.	Legg Mason, Inc. Stock. Access Persons are prohibited from engaging in any transaction in Legg Mason (NYSE: LM) securities that is not in compliance with the “Legg Mason, Inc. Policies and Procedures Regarding Acquisitions and Dispositions of Legg Mason Securities.” (A copy of this policy is available on the Compliance intranet site).
B. Pre-Clearance Requirements
1.	Protegent PTA Pre-Clearance. All Access Persons must submit Securities Transaction pre-clearance requests through the “Protegent PTA” system. In the event that an Access Person is unable to access the Protegent PTA system, or the Protegent PTA system is otherwise unable to accommodate the pre-clearance request, requests for such pre-clearance shall be submitted to the CCO or designee on the “Personal Securities Transaction Request Form” (See Appendix A).

2.	Transactions Requiring Special Pre-Clearance. Access Persons are prohibited from engaging in the following types of transactions without prior written approval.
a.	Initial Public Offering (“IPO”). Access Persons are prohibited from acquiring a “Beneficial Interest” in a Security through an “Initial Public Offering” without the prior written approval of the Investment Committee and the Compliance Committee. Requests for such approval shall be submitted to the CCO on the “IPO Pre-Approval Form” (See Appendix B).

b.	Private Placement. Access Persons are prohibited from acquiring a Beneficial Interest in a Security through a “Private Placement” without the prior written approval of the Investment Committee and the Compliance Committee. Requests for such approval shall be submitted to the CCO on the “Private Placement Pre-Approval Form” (See Appendix C).

c.	BGIM Commingled Vehicles and Hedge Funds. Access Persons are prohibited from acquiring a Beneficial Interest in a commingled vehicle, hedge fund or other privately offered fund managed by BGIM without the prior written approval of the Investment Committee and the Compliance Committee. Requests for such approval shall be submitted to the CCO on the “BGIM Private Fund Pre-Approval Form” (See Appendix D).
3.	Length of Pre-Clearance Approval.
a.	Authorization for a Securities Transaction is effective until the earliest of: (i) its revocation by the CCO or designee, (ii) the moment the Access Person learns that the information provided pursuant to the pre-clearance request is not accurate, or (iii) the close of business on the trading day on which the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on that same Monday).

b.	If the order for a Securities Transaction is not placed within that period, a new pre-clearance request must be approved before the Securities Transaction can be placed.

c.	If the Securities Transaction is placed but has not been executed before the authorization expires (as, for example, in the case of a limit order or “good ‘til cancelled” order), it is the responsibility of the Access Person to obtain a new pre-clearance approval.
4.	De Minimis Transactions. Pre-clearance will generally be granted for a Securities Transaction (or series of Securities Transactions) that involves 1000 shares or less of an equity security executed over a 30-day period if the issuer of the Security has a market capitalization of $5 billion or more. Under no circumstances may an Access Person enter into a Securities Transaction, even if de minimis as defined herein, if: (i) the Access Person is in possession of material non-public information regarding the Security or the issuer of the Security; (ii) the Access Person knows that BGIM is or may be considering a purchase or sale of such Security (or an Equivalent Security) on behalf of a client; (iii) the Access Person knows that BGIM is in the process of acquiring or selling that Security (or an Equivalent Security) on behalf of a client; or (iv) the transaction would violate the prohibition on short-term trading set forth above in Section II.A.5.

5.	No Explanation Required for Refusals. In some cases, pre-clearance for a Securities Transaction may be denied for a reason that is confidential. No BGIM employee is required to give an explanation for refusing to authorize any Securities Transaction.
C.	Exceptions to Pre-Clearance Requirements. Notwithstanding the foregoing, the following types of Securities Transactions are exempt from pre-clearance:
1.	Mutual Funds and ETFs. Any purchase or sale of a Security issued by any registered open-end investment company (including a college savings plan established under Section 529(a) of the Internal Revenue Code known as a “Section 529 Plan”), shares issued by unit investment trusts that are invested exclusively in one or more unaffiliated U.S. open-end funds, or any exchange-traded fund that invests in a broad-based index or sector. (While exempt from pre-clearance, however, transactions in Reportable Funds are subject to trading restrictions and must be reported, as set forth below).

2.	No Knowledge. Securities Transactions in which the Access Person has no knowledge of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades made by an investment manager retained by the Access Person, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed).

3.	Certain Corporate Actions. Securities Transactions pursuant to the following types of corporate actions:
a.	Any acquisition of a Security through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of the Security.

b.	Any acquisition of a Security through the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired in the issue.

c.	Any disposition of a Security through a tender offer, mandatory call or other corporate action equally available to all holders of such Security (or class of Security).
4.	Automatic Investment Plans. Any Securities Transaction pursuant to an “Automatic Investment Plan”, except where such Plan has been overridden. For example, automatic purchases in an employee stock purchase plan do not require pre-clearance; however, sales of shares from an employee stock purchase plan do require pre-clearance as the instruction is an override of the plan by the Access Person.

5.	Involuntary Options-Related Activity. Any acquisition or disposition of an underlying Security in connection with an option-related transaction that has previously received pre-clearance. For example, if an Access Person receives approval to write a covered call, and the call is later exercised, the pre-clearance requirements and trading restrictions of this Code are not applicable to the sale of the underlying Security.

6.	Options on Broad-Based Indices or ETFs. Any Securities Transaction involving options on broad-based indices or ETFs.

7.	Certain Commodities and Futures Tranactions. Any Securities Transaction involving futures on (i) commodities, (ii) indices, (iii) currencies of G7 countries, (iv) bonds issued by G7 countries, and (v) interest rates of G7 countries (G7 countries include: United States, United Kingdom, Canada, Japan, Germany, France, and Italy). Any Securities Transaction that results from a futures position being automatically “rolled” is also exempt from pre-clearance requirements.

8.	Other Exempt Transactions. Any Securities Transaction involving direct obligations of the U.S. Government, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.
D.	Special Rules Governing Transaction in Reportable Funds
1.	Market Timing in Reportable Funds. Access Persons are prohibited from using knowledge of the portfolio holdings of a Reportable Fund to engage in any short-term or other abusive trading strategy involving such Reportable Fund that may conflict with the best interests of the fund or its shareholders.

2.	Exemptions. The following Securities Transactions involving Reportable Funds are exempt from the sixty-day holding period:
a.	Money Market Funds. Securities Transactions in any Reportable Funds that are money market funds.

b.	No Knowledge. Securities Transactions in any Reportable Funds where the Access Person has no knowledge of the transaction before it is completed (for example, transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades made by an investment manager retained by the Access Person, in which the Access Person is neither consulted nor advised of the transaction before it is executed).
c.	Automatic Investment Plans. Securities Transactions in Reportable Funds pursuant to an Automatic Investment Plan, except where such Plan has been overridden.
III. Acknowledgement, Disclosure of Accounts and Reporting of Holdings and Transactions
A.	Acknowledgment of Receipt and Annual Certification. Within 10 calendar days of becoming an Access Person under this Code, each Access Person shall acknowledge that he or she has received and reviewed a copy of the Code. Thereafter, no less frequently than annually, each Access Person shall give the same acknowledgements and certify that he or she has complied with all applicable provisions of the Code. Such acknowledgement, and other reportable information, shall be provided on the “Acknowledgement of Receipt of Code of Ethics and Annual Certification” form (See Appendix E).
B.	Disclosure of Accounts. Within 10 calendar days of becoming an Access Person under this Code, each Access Person must disclose the existence of each account in which Securities Transactions can be effectuated and in which the Access Person has a Beneficial Interest (each a “Disclosable Account”). By way of example, Disclosable Accounts include, but are not limited to:
1.	brokerage accounts held at a Preferred Broker;

2.	brokerage accounts held at a non-Preferred Broker;

3.	employee stock purchase plan accounts for the purchase of Legg Mason (or other) securities (e.g., former employers or spouse’s employer);

4.	individual retirement accounts (“IRA”);

5.	401(k) or 403(b) accounts (e.g., current 401(k), former employer 401(k), spouse’s 401(k));

6.	Automatic Investment Plan accounts;

7.	Section 529 Plan accounts;

8.	accounts managed by a discretionary investment manager, in which the Access Person is neither consulted nor advised of transactions before execution (“Managed Account”);

9.	accounts that hold only non-Reportable Funds and in which no other type of Security may be held (“Mutual Fund-Only Account”);

10.	accounts for the exercise of Legg Mason (or other) stock options;

11.	any of the foregoing accounts held by an “Immediate Family” member living in the same household as the Access Person.
C.	New Disclosable Accounts. An Access Person wishing to open a new Disclosable Account must provide the CCO the information requested on the “Account Change Form” (See Appendix F).
D. Holdings and Transaction Reports
1.	Initial and Annual Holdings Reports. Within 10 calendar days of becoming an Access Person, and annually thereafter, each Access Person must supply the CCO with a list of all Securities in which the Access Person has a Beneficial Interest (“Holdings Report”). This obligation may be satisfied by providing to the CCO a copy of an account statement from each account. The information in the Holdings Report must be current as of a date not more than 45 days prior to the individual’s becoming an Access Person or, for annual reports, not more than 45 days prior to the date the annual Holdings Report is submitted.

2.	Quarterly Transaction Reports. Access Persons must report all Securities Transactions to the CCO on a quarterly basis. In order to satisfy this obligation, an Access Person may either: (i) maintain his or her accounts at a Preferred Broker; (ii) arrange for the delivery of duplicate copies of confirmations and periodic account statements directly to the Compliance Department; or (iii) for Securities Transactions that do not otherwise appear on an account statement, report the Securities Transaction to the CCO within 15 days after the end of the calendar quarter in which the transaction took place.
E.	Exceptions to the Reporting Requirements. Notwithstanding the obligation to report all Securities Transactions to the CCO on a quarterly basis, Access Persons are not required to provide duplicate copies of confirmations and periodic account statements, and need not report individual Securities Transactions, for the following types of accounts. However, the existence of such accounts must be disclosed in accordance with Section III.A., above, and copies of statements must be made available for review at the specific request of the CCO.
1.	accounts held at a Preferred Broker;

2.	Legg Mason employee stock purchase plan accounts;

3.	Legg Mason stock option accounts held at Deutsche Bank;

4.	Brandywine 401(k) accounts;

5.	other 401(k), 403(b) and Section 529 accounts if these accounts can not hold Reportable Funds;

6.	Automatic Investment Plan accounts;

7.	Managed Accounts; and

8.	Mutual Fund-Only Accounts.
IV. Gifts and Business Entertainment
A.	Scope. This Section is intended to govern the giving of gifts, the giving of business entertainment, the receiving of gifts, and the receiving of business entertainment by an Access Person. The receiving of gifts or business entertainment is specifically intended to include providing such items directly or indirectly to an Access Person (i.e., anything provided to an Access Person on behalf of a third party from whatever source).

B.	Definitions of Gifts and Business Entertainment. The terms gifts and business entertainment (“Gifts” and “Business Entertainment”) are intended to be construed broadly to mean anything of value (including meals, lodging, travel, merchandise, loans and expense reimbursements). Marketing items of a nominal value containing a corporate logo (i.e., golf balls, T-shirts, pens) are not considered reportable Gifts. An item will be considered Business Entertainment if the individual paying for the entertainment event is present at the event and there is an opportunity to discuss matters relating to BGIM’s business. Otherwise, the item will be considered as a Gift.

C.	Limitations
1.	Giving Gifts. No Access Person shall give Gifts valued in excess of $250 per individual per year where the Gift relates to the business of the recipient’s employer. This prohibition does not apply to Gifts to persons with whom the Access Person has a family or other personal relationship that exists apart from his or her association with BGIM.

2.	Receiving Gifts. No Access Person may receive Gifts valued in excess of $250 from any individual in any year if the person or entity does business, or is seeking to do business, with or on behalf of BGIM. This prohibition does not apply to receiving Gifts from persons with whom the Access Person has a family or other personal relationship that exists apart from his or her association with BGIM. Under no circumstances may an Access Persons solicit a Gift from a person who does business with, or is seeking to do business with, BGIM.

3.	Giving Entertainment. Access Persons may provide ordinary and usual Business Entertainment to a party who does business with, or is seeking to do business with, BGIM so long as such Business Entertainment is neither so frequent nor so extensive as to raise any questions of propriety.

4.	Receiving Business Entertainment. Access Persons may receive ordinary and usual Business Entertainment from a party who does business with, or is seeking to do business with, BGIM so long as such Business Entertainment is neither so frequent nor so extensive as to raise any questions of propriety. Under no circumstances may an Access Persons solicit Business Entertainment from a person who does business with, or is seeking to do business with, BGIM.

5.	Cash and Cash Equivalents. Under no circumstances may an Access Person accept cash or a cash equivalent (e.g. gift card or voucher that is redeemable for cash) from a person who does business with, or is seeking to do business with, BGIM.

6.	Government Officials, Public Pension Plans and Taft-Hartley Clients. Special prohibitions or reporting requirements may apply with regard to Gifts or Business Entertainment directed to government officials, employees of a public pension plan or union officials associated with a Taft-Hartley plan (e.g., LM-10 reporting). Access Persons should seek guidance from the CCO prior to giving Gifts or Business Entertainment to such persons.

7.	Legg Mason Investor Services Registered Representatives. Special prohibitions or reporting requirements may apply with regard to Gifts or Business Entertainment given or received by BGIM employees who are registered representatives of Legg Mason Investor Services, LLC (“LMIS”). Access Persons should seek guidance from the LMIS Designated Supervisor at BGIM prior to giving or receiving Gifts or Business Entertainment. (A copy of the “Legg Mason Investor Services, LLC Compliance Manual” is available on the Compliance intranet site).
D.	Procedure. It is the responsibility of all Access Persons to report Gifts and Business Entertainment to the Compliance Department in the manner and at the time required by the CCO. Access Persons should use reasonable judgment in estimating the value of any Gifts or Business Entertainment reported. Any questions about the fair market value of a Gift or Business Entertainment should be directed to the CCO. The Compliance Department maintains a log of Gifts given and received and a log of Business Entertainment received. The BGIM Finance Department maintains a record of Business Entertainment given through its expense reimbursement process. On a quarterly basis, Access Persons must certify that they have reported all Gifts or Business Entertainment given or received.
V. Outside Business Activities
A.	Outside Business Activity Defined. An outside business activity (“Outside Business Activity”) includes:
1.	serving as a director, officer or partner of another entity;

2.	serving as a trustee, executor or power of attorney for someone other than a family member;

3.	becoming employed by any other person or entity; or

4.	receiving compensation from any other person or entity.
B.	Outside Directorships. No Access Person may serve on the board of directors of a publicly-held company absent prior written approval by the CCO and the General Counsel of Legg Mason, Inc.

C.	Other Corporate or Fiduciary Positions. No Access Person may serve as a director of a privately-held company, the general partner to a limited partnership, the managing member of a limited liability company, the trustee of a trust, or the executor of an estate unless the Access Person receives prior written approval from the CCO. Such approval typically will not be granted if it would cause BGIM to be deemed to have custody of assets unless the Access Person serves in such capacity solely as a result of a family relationship. No Access Person will be allowed to accept payment for acting in any such capacity if BGIM is also paid to manage the account.

D.	Other Outside Business Activities. No Access Person may become employed by, or receive compensation from, any other person or entity without prior written approval of the CCO. Requests for pre-approval of any Outside Business Activity shall be submitted to the CCO on the “Outside Business Activity Request” form (See Appendix G).

E.	LMIS Registered Representatives. Special prohibitions or reporting requirements may apply with regard to Outside Business Activity requests by BGIM employees who are registered representatives of LMIS. Access Persons should seek guidance from the LMIS Designated Supervisor at BGIM at the time of requesting prior approval of an Outside Business Activity. (A copy of the “Legg Mason Investor Services, LLC Compliance Manual” is available on the Compliance intranet site).

VI. Political Contributions
A.	Prohibitions. No Access Persons shall directly or indirectly make any political contribution (i) for the purpose of obtaining or retaining a client, or (ii) to any person who may influence the selection or retention of BGIM as investment adviser by a government entity.

B.	Permitted Contributions. An Access person is permitted to make a political contribution to a federal elected official or candidate as permitted by applicable election law. An Access Person is permitted to make a political contribution to a state or local elected official or candidate if (i) the official or candidate is one for whom the Access Person is entitled to vote, and (ii) the total amount of the contribution does not exceed $500 per election. Exceptions from these limitations may be permitted only with the prior written approval of the Compliance Committee.

C.	Reporting. It is the responsibility of all Access Persons to report to the Compliance Department, in the manner and at the time required by the CCO, all political contributions made to state or local elected officials or candidates.

D.	LMIS Registered Representatives. Special prohibitions or reporting requirements may apply with regard to political contributions sought to be made by BGIM employees who are registered representatives of LMIS. Access Persons should seek guidance from the LMIS Designated Supervisor at BGIM prior to making any political contribution. (A copy of the “Legg Mason Investor Services, LLC Compliance Manual” is available on the Compliance intranet site).
VII. Code Administration and Enforcement
A.	Duty to Report Code Violations. It is the responsibility of all Access Persons to report promptly any suspected or actual violation of this Code to the CCO, the Compliance Committee or any member of the Compliance Committee. Such reports may be oral or in writing, need not be signed and may be anonymous. BGIM will not retaliate or allow its Access Persons to retaliate against any Access Person who, in good faith, reports a suspected violation of the Code.

B.	Exceptions to the Code. Unless otherwise noted herein, exceptions to the limitations set forth in this Code may only be granted by the CCO in such circumstances as the CCO concludes are appropriate and pursuant to such conditions as the CCO determines are necessary. Such exceptions will only be granted if the CCO, in the CCO’s sole discretion, concludes that the contemplated action does not pose a material conflict of interest of the nature sought to be mitigated or eliminated by this Code.

C.	Sanctions. The Compliance Committee may impose sanctions or take other action against an Access Person who violates this Code. Possible sanctions or actions may include, but are not limited to, verbal warning, letter of reprimand, suspension of personal trading privileges, reversal of or forfeiture of profits from an improper Securities Transaction, fine, suspension of employment (with or without pay), civil referral to the Securities and Exchange Commission, criminal referral or termination of employment. In the event that the Compliance Committee requires forfeiture of profits from an improper Securities Transaction, the Compliance Committee shall compute the amount of any profit to be forfeited and may require donation of the forfeited amount to a charitable organization of the Compliance Committee’s choosing. Such donations shall not result in any net tax benefit to the Access Person.

D.	Availability of Reports. All information supplied pursuant to this Code may be made available for inspection to: (a) the Compliance Department, (b) the Compliance Committee, (c) the Access Person’s department manager, (d) the BGIM Board of Managers, (e) the Legg Mason Legal and Compliance Department, (f) the chief compliance officer or board of directors of any Reportable Fund, (g) any attorney or agent of the foregoing or of a Reportable Fund, (h) any party to which any investigation is referred by any of the foregoing, (i) the Securities and Exchange Commission, (j) any self-regulatory organization governing the activity involved, (k) any state regulatory authority, or (l) any federal or state criminal authority.
VIII. Definitions
When used in the Code, the following terms have the meanings set forth below:
“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.
“Beneficial Interest” means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Security.
An Access Person is deemed to have a Beneficial Interest in the following:
1.	any Security owned individually by the Access Person;

2.	any Security owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations); and

3.	any Security in which a member of the Access Person’s Immediate Family has a Beneficial Interest if:
a.	the Security is held in an account over which the Access Person has decision making authority or otherwise influences and controls (for example, the Access Person acts as trustee, executor, or guardian); or
b.	the Security is held in an account for which the Access Person acts as a broker or investment adviser representative.
An Access Person is presumed to have a Beneficial Interest in any Security in which a member of the Access Person’s Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Access Person. In order to seek approval to rebut the presumption of Beneficial Interest, an Access Person must submit a “Certification of No Beneficial Interest” to the Compliance Department. (See Appendix H).
“Equivalent Security” means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or Security otherwise convertible into that Security. Options on Securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.
“Federal Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Advisers Act of 1940, title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to BGIM and any Reportable Funds, and any rule adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.
“Immediate Family” of an Access Person means any of the following persons:
child
stepchild
grandchild
parent
stepparent
grandparent
spouse
sibling
mother-in-law
father-in-law
son-in-law
daughter-in-law
brother-in-law
sister-in-law
Immediate Family includes other relationships (whether or not recognized by law) that the BGIM Compliance Department determines could lead to the potential conflicts of interest, diversions of corporate opportunity or appearances of impropriety, which this Code is intended to prevent.
“Initial Public Offering” means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.
“Preferred Broker” means a broker/dealer that provides an automated, electronic feed of Access Person Securities Transaction information directly into Protegent PTA.
“Private Placement” means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) of the Securities Act of 1933, as amended, or pursuant to Rules 504, 505 or 506 of Regulation D thereunder. For the avoidance of doubt, the term “Private

Placement” includes investment in any hedge fund, private equity fund, venture capital fund, limited partnership, limited liability company or other privately offered investment vehicle.
“Protegent PTA” means the Protegent Personal Trading Assistant, a web browser-based automated personal trading compliance platform used by the Compliance Department to administer this Code.
“Reportable Fund” means any fund registered under the Investment Company Act that (a) is advised or sub-advised by BGIM, or (b) is advised, sub-advised, or principally underwritten by Legg Mason or any entity controlled or under common control with Legg Mason. Reportable Funds include, but are not necessarily limited to the Legg Mason Partners Funds, the Legg Mason Funds, the Western Asset Funds and the Royce Funds.
“Security” means any security as defined by the Investment Advisers Act of 1940, Investment Company Act of 1940 or any other financial or investment instrument, including stocks, treasury stock, notes, bonds, debentures, closed-end funds, open-end funds, offshore funds, exchange traded funds, hedge funds, limited partnership interests, unit investment trust shares, options (including any put, call or straddle), futures, swaps, warrants, investments in commodities or commodities-related instruments, or any derivative instruments.
“Securities Transaction” means the purchase, sale, redemption or other transaction in a Security in which an Access Person has or acquires a Beneficial Interest.

Appendix A
Personal Securities Transaction Request Form

Name:

Date:	Department:

1.     ☐    Manual Preclearance (unable to pre-clear in PTA)            ☐     Exception Request
2. Type of Security

☐	Stock	☐	Bond

☐	Option	☐	Other:

3. Name of Security:
4. Symbol or CUSIP:

5.	☐	Buy
	☐	Sell	☐	Long	☐	Short
6. Number of Shares:
7. Brokerage Firm:
8. Account Number:
9. In making this pre-clearance request, I hereby certify that:
•	I am not in possession of material non-public information about this Security or the issuer of this Security;

•	I have no knowledge that BGIM has a pending order for, or is considering, the purchase or sale of this Security;

•	I have no reason to believe that this transaction presents a conflict of interest with any BGIM client, and

•	This Securities Transaction request complies with all other applicable provisions of the Code.
Note: This “Personal Securities Transaction Request Form” must be signed by the CCO (or designee) prior to order entry. If granted, this approval is effective only until the close of business on the trading day on which it is granted.

Employee Signature:	Date:

***********************************
☐   Approved            ☐    Denied

Compliance Signature:	Date:

Print Name:
January 2009
A-1

Appendix B
IPO Pre-Approval Form

Name:

Date:	Department:

1. Name of Security:
2. Symbol or CUSIP:
3. Number of Shares/$ Value:
4. Brokerage Firm:
5. Account Number:
6. Attach a copy of the prospectus, offering memorandum or similar document.
In making this request, I hereby certify that:
•	To the best of my knowledge, my participation in the IPO will not misappropriate an investment opportunity that should have been first offered to a client of BGIM;

•	I am not receiving a personal benefit, in the form of this opportunity to invest in this IPO, for directing client business or brokerage, or by virtue of my position with BGIM;

•	I have no reason to believe that this transaction presents a conflict of interest with any BGIM client, and

•	I understand that I must receive pre-approval in writing from the Investment Committee and Compliance Committee prior to order entry.

Signature:	Date:

***********************************
(Continued on page B-2)
January 2009
B-1

Appendix B
To be completed by the Investment Committee:
1.	Should the investment opportunity be first offered to eligible clients?
☐    Yes            ☐    No
2.	Is the opportunity being offered to the Access Person for directing client business or brokerage, or as a result of the Access Person’s position at BGIM?
☐    Yes            ☐    No
3.	Does a conflict, or potential conflict, of interest exist with any BGIM client?
☐    Yes            ☐    No
4.	Is there any other reason why this investment should be denied?
☐    Yes            ☐    No
☐   Approved            ☐    Denied

Investment Committee Signature:	Date:

Printed Name:
***********************************
To be completed by the Compliance Committee:
1.	Does this investment present a conflict, or potential conflict, of interest with any BGIM client?
☐    Yes            ☐    No
2.	Is there any other reason why this investment should be denied?
☐    Yes            ☐    No
☐   Approved            ☐    Denied

Compliance Committee Signature:	Date:

Printed Name:
January 2009
B-2

Appendix C
Private Placement Pre-Approval Form
(Includes hedge funds, private equity funds, venture capital funds, limited partnerships, limited liability companies or other privately offered investment vehicles)

Name:

Department:	Date:

1. Name of corporation, partnership or other entity

2. Type of security or fund:	☐ Hedge Fund	☐ Limited Partnership	☐ Private Equity Partnership

	☐ Venture Capital Fund		☐ Other:

3. Nature of your planned participation:		☐ Stockholder	☐ General Partner

		☐ Limited Partner	☐ Other:

4. Planned date of transaction:

5. Size of offering (if a fund, size of fund):

6. Size of your participation:

7. What firm or person is making this offering available to you?

8. What is your relationship with this firm or person?

9. If the organization is a fund — describe the investment objectives of the fund (e.g. value, growth):

10. Will you participate in any investment decisions?	☐ Yes	☐ No

If yes, please describe:

11. Describe how you became aware of this investment opportunity:

12. Please attach a copy of the prospectus, offering memorandum, or similar document.
(Continued)

January 2009	C-1

Appendix C
Additional Comments (if needed):
In making this request, I hereby certify that:
•	To the best of my knowledge, my participation in the Private Placement will not misappropriate an investment opportunity that should have been first offered to a client of BGIM;

•	I am not receiving a personal benefit, in the form of this opportunity to invest in this Private Placement, for directing client business or brokerage, or by virtue of my position with BGIM;

•	I have no reason to believe that this transaction presents a conflict of interest with any BGIM client; and

•	I understand that I must receive pre-approval in writing from the Investment Committee and Compliance Committee prior to investing.

Signature:	Date:

**********************************
To be completed by the Investment Committee:
1.	Should the investment opportunity be first offered to eligible clients?
☐ Yes                                        ☐ No
2.	Is the opportunity being offered to the Access Person for directing client business or brokerage, or as a result of the Access Person’s position at BGIM?
☐ Yes                                        ☐ No
3.	Does a conflict, or potential conflict, of interest exist with any BGIM client?
☐ Yes                                        ☐ No
4.	Is there any other reason why this investment should be denied?
☐ Yes                                        ☐ No
☐ Approved                                        ☐ Denied

Investment Committee Signature:	Date:

Printed Name:
***********************************
(Continued)
To be completed by the Compliance Committee:

January 2009	C-2

Appendix C
1.	Does this investment present a conflict, or potential conflict, of interest with any BGIM client?
☐ Yes                                        ☐ No
2.	Is there any other reason why this investment should be denied?
☐ Yes                                        ☐ No
☐ Approved                                        ☐ Denied

Compliance Committee Signature:	Date:

Printed Name:

January 2009	C-3

Appendix D
BGIM Private Fund Pre-Approval Form
(Includes Hedge Funds and Commingled Funds)

Name:

Department:	Date:

1. Name of Fund:

2. Type of security or fund:	☐ Hedge Fund	☐ Commingled Vehicle

☐ Other:

3. Is this:	☐ Initial Contribution

☐ Subsequent Contribution

4. Size of your contribution ($):

5. Do you analyze, recommend or make investment decisions for this fund? ☐ Yes		☐ No

If yes, please describe:

Additional Comments (if needed):
In making this request, I hereby certify that:
•	To the best of my knowledge, my participation in the fund will not misappropriate an investment opportunity that should have been first offered to a client of BGIM;

•	I have no reason to believe that this transaction presents a conflict of interest with any BGIM client; and

•	I understand that I must receive pre-approval in writing from the Investment Committee and Compliance Committee prior to investing.

Signature:	Date:

(Continued)

January 2009	D-1

Appendix D
**********************************
To be completed by the Investment Committee:
1.	Should the investment opportunity be first offered to eligible clients?
☐ Yes                                        ☐ No
2.	Does a conflict, or potential conflict, of interest exist with any BGIM client?
☐ Yes                                        ☐ No
3.	After this investment, Access Person investments will equal ___% of the portfolio’s assets.
4.	Is there any other reason why this investment should be denied?
☐ Yes                                        ☐ No
☐ Approved                                        ☐ Denied

Investment Committee Signature:	Date:

Printed Name:

***********************************
To be completed by the Compliance Committee:
1.	Does this investment present a conflict, or potential conflict, of interest with any BGIM client?
☐ Yes                                        ☐ No
2.	Is there any other reason why this investment should be denied?
☐ Yes                                        ☐ No
☐ Approved                                        ☐ Denied

Compliance Committee Signature:	Date:

Printed Name:

January 2009	D-2

Appendix E

Access Person Last Name	First Name	Mid Initial

Department	Phone Ext.
Acknowledgement of Receipt of Code of Ethics and
Annual Certification

Please specify:	☐ Initial Report	or	☐ Annual Renewal
	(New Access Person)		(You were previously a Access Person)
1. Acknowledgement
I acknowledge that I have received a copy of the BGIM Code of Ethics dated January 2009 and I represent that:
a.	I have read the Code of Ethics and I understand that it applies to me and to all Securities Transactions[1] in which I have or acquire any Beneficial Interest. I have read the definition of “Beneficial Interest” and I understand that I may be deemed to have a Beneficial Interest in Securities owned by members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code.

b.	I agree that in case of a violation, I may be subject to various possible sanctions (pursuant to section VII.C of the Code) as determined by the Compliance Committee. Possible sanctions or actions may include, but are not limited to, verbal warning, letter of reprimand, suspension of personal trading privileges, reversal of or forfeiture of profits from an improper Securities Transaction, fine, suspension of employment (with or without pay), civil referral to the Securities and Exchange Commission, criminal referral or termination of employment.

c.	I will comply with the Code of Ethics in all other respects.

[1]	All capitalized terms have the same definition as set forth in the Code of Ethics.

January 2009	E-1

Appendix E
2. Disclosable Accounts and Securities Holdings
     The following is a list of all:
•	Accounts at a Preferred Broker (Table 1)

•	Accounts at a non-Preferred Broker (Table 2)

•	Mutual Fund-Only accounts (Table 3)

•	Managed Accounts (Table 4)

•	Other Disclosable Accounts (Table 5)

•	Other Securities/Holdings not held in an account (Table 6)
All such information is current as of a date no more than 45 days prior to the date hereof.
Table 1 — Preferred Broker Accounts
Instructions:
•	A Preferred Broker account is an account held at a broker/dealer that provides an automated, electronic feed of Access Person Securities Transaction information directly into Protegent PTA. (A list of the BGIM Preferred Brokers is available on the Compliance intranet site).

•	Provide the information requested below for each account held at a Preferred Broker in which you have Beneficial Interest.

•	You must attach a copy of the most recent account statement(s).

•	Do not leave blank. Indicate “N/A” or “None” if appropriate.

•	Attach a separate sheet if necessary.

NAME OF BROKER		RELATIONSHIP
DEALER, BANK, OR	ACCOUNT TITLE	if acct holder is
OTHER FINANCIAL	acct holder’s name	not the Access
INTERMEDIARY	and (acct type)	Person	ACCOUNT NUMBER
Ex: Smith Barney	Jane Smith (IRA)	Spouse	xxx-xxxxx

January 2009	E-2

Appendix E
Table 2 — Non-Preferred Broker Accounts
Instructions:
•	A non-Preferred Broker account is an account held at a broker/dealer that does not provide an automated, electronic feed of Access Person Securities Transaction information directly into Protegent PTA.

•	Provide the information requested below for each account held at a non-Preferred Broker in which you have Beneficial Interest.

•	You must attach a copy of the most recent account statement(s).

•	Do not leave blank. Indicate “N/A” or “None” if appropriate.

•	Attach a separate sheet if necessary.

NAME OF BROKER		RELATIONSHIP
DEALER, BANK, OR	ACCOUNT TITLE	if acct holder is
OTHER FINANCIAL	acct holder’s name	not the Access
INTERMEDIARY	and (acct type)	Person	ACCOUNT NUMBER
Ex: Smith Barney	Jane Smith (IRA)	Spouse	xxx-xxxxx

January 2009	E-3

Appendix E
Table 3 — Mutual Fund-Only Accounts
Instructions:
•	A Mutual Fund-Only account is an account that holds only non-Reportable Funds, and in which no other type of Security may be held. (A list of Reportable Funds is available on the Compliance intranet site).

•	Provide the information requested below for each Mutual Fund-Only account in which you have a Beneficial Interest.

•	You do not need to attach a duplicate statement. However, at any time upon specific request of the CCO, copies of statements must be made available for review.

•	Do not leave blank. Indicate “N/A” or “None” if appropriate.

•	Attach a separate sheet if necessary.

NAME OF BROKER		RELATIONSHIP
DEALER, BANK, OR	ACCOUNT TITLE	if acct holder is
OTHER FINANCIAL	acct holder’s name	not the Access
INTERMEDIARY	and (acct type)	Person	ACCOUNT NUMBER
Ex: Vanguard	Jane Smith (IRA)	Spouse	xxx-xxxxx

January 2009	E-4

Appendix E
Table 4 — Managed Accounts
Instructions:
•	A Managed Account is an account managed by a discretionary investment manager, in connection with which you are neither consulted nor advised of transactions before execution.

•	Provide the information requested below for each Managed Account in which you have a Beneficial Interest.

•	You do not need to attach a duplicate statement. However, at any time upon specific request of the CCO, copies of statements or a copy of the executed investment management agreement must be made available for review.

•	Do not leave blank. Indicate “N/A” or “None” if appropriate.

•	Attach a separate sheet if necessary.

RELATIONSHIP
	ACCOUNT TITLE	if acct holder is
NAME OF INVESTMENT	acct holder’s name	not the Access
MANAGER	and (acct type)	Person	ACCOUNT NUMBER
Ex: ABC Investment Management	Jane Smith	Spouse	xxx-xxxxx

January 2009	E-5

Appendix E
Table 5 — Other Disclosable Accounts
Instructions:
•	Other Disclosable Accounts include any accounts, not previously disclosed in Tables 1 through 4, in which you have a Beneficial Interest and in which Securities Transactions can be effectuated.

•	Other Disclosable Accounts include (but are not limited to) a Legg Mason employee stock purchase plan account, a spouse’s employee stock purchase plan account, the Brandywine 401(k), a spouse’s 401(k) or 403(b), a Section 529 account for your child, a direct investment program (“DRIP”) account, an employee stock option account, or any of these accounts if owned by an Immediate Family member who resides in your household.

•	As detailed in Section III.E. of the Code, you do not need to attach a duplicate statement if the account is: (i) a Legg Mason employee stock purchase plan account; (ii) a Legg Mason stock option account at Deutsche Bank; (iii) a Brandywine 401(k) account; (iv) a 401(k), 403(b) or Section 529 account that can not hold Reportable Funds; or (v) an Automatic Investment Account. However, at any time upon specific request of the CCO, copies of statements must be made available for review.

•	You must attach a copy of the most recent account statement(s) for any other Disclosable Account.

•	Do not leave blank. Indicate “N/A” or “None” if appropriate.

•	Attach a separate sheet if necessary.

RELATIONSHIP
	ACCOUNT TITLE	if acct holder is
NAME OF BROKER DEALER,	acct holder’s name	not the Access
BANK, EMPLOYER, ETC.	and (acct type)	Person	ACCOUNT NUMBER
Ex: Acme Widget Company	Jane Smith (employee stock purchase plan account)	Spouse	xxx-xxxxx

January 2009	E-6

Appendix E
Table 6 — Other Securities/Holdings
Instructions:
•	Provide the information requested for any other Security in which you have a Beneficial Interest that is not held in an account listed in Tables 1 through 5. Examples may be investments in Private Placements (e.g., hedge funds, private equity funds, venture capital funds, limited partnerships, limited liability companies) or stock certificates.

•	Do not leave blank. Indicate “N/A” or “None” if appropriate.

•	Attach a separate sheet if necessary.

RELATIONSHIP
if security owner
NAME OF SECURITY	is not the Access	NAME/TITLE OF	TYPE OF	TICKER	NUMBER OF SHARES /
OWNER	Person	SECURITY	SECURITY	OR CUSIP	PRINCIPAL AMOUNT

3. Electronic Communication Disclosure
     Instructions:
•	Provide a list of all Instant Messaging (“IM”) addresses.

•	Do not leave blank. Indicate “N/A” or “None” if appropriate.
IM ADDRESSES

January 2009	E-7

Appendix E
4. Outside Business Activities
     Instructions:
•	Provide a list of all Outside Business Activities that that you are currently engaged in as defined in Section V. of the Code.

•	Do not leave blank. Indicate “N/A” or “None” if appropriate.

NAME OF COMPANY	NATURE OF MY INVOLVEMENT

5. Political Contributions (annual renewals only)
     Instructions:
•	Provide a list of all Political Contributions that that you have made to state or local elected officials or candidates since your last annual Code of Ethics certification.

•	Do not leave blank. Indicate “N/A” or “None” if appropriate.

Recipient
Date of			Political Office
Contribution	Recipient Name	Recipient Jurisdiction	Sought/Held	Amount

6. Attestation of Personal Disciplinary History

January 2009	E-8

Appendix E
The following information is required in order to ensure that BGIM’s public disclosure document (Form ADV) is continuously up to date. (No information need be given with respect to minor traffic offenses).
Have you ever:

A(1)	☐ Yes	☐ No	been convicted of or plead guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to any felony?

A(2)	☐ Yes	☐ No	been charged with any felony?

B(1)	☐ Yes	☐ No	been convicted of or plead guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to a misdemeanor involving: investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

B(2)	☐ Yes	☐ No	been charged with a misdemeanor involving: investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?
Has the SEC or the Commodity Futures Trading Commission (“CFTC”) ever:

C(1)	☐ Yes	☐ No	found you to have made a false statement or omission?

C(2)	☐ Yes	☐ No	found you to have been involved in a violation of SEC or CFTC regulations or statute?

C(3)	☐ Yes	☐ No	found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?

C(4)	☐ Yes	☐ No	entered an order against you in connection with investment-related activity?

C(5)	☐ Yes	☐ No	imposed a civil money penalty on you, or ordered you to cease and desist from any activity?
Has any other federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority:

D(1)	☐ Yes	☐ No	ever found you to have made a false statement or omission, or being dishonest, unfair, or unethical?

January 2009	E-9

Appendix E

D(2)	☐ Yes	☐ No	ever found you to have been involved in a violation of investment- related regulations or statutes?

D(3)	☐ Yes	☐ No	ever found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?

D(4)	☐ Yes	☐ No	in the past ten years, entered an order against you in connection with an investment-related activity?

D(5)	☐ Yes	☐ No	ever denied, suspended or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted your activity?
Has any self-regulatory organization or commodities exchange ever:

E(1)	☐ Yes	☐ No	found you to have made a false statement or omission?

E(2)	☐ Yes	☐ No	found you to have been involved in a violation or its rules (other than a violation designated as a “minor rule violation” under a plan approved by the SEC)?

E(3)	☐ Yes	☐ No	found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?

E(4)	☐ Yes	☐ No	disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities?
Please provide an explanation for any “Yes” responses above (attach a separate sheet if needed):
7. Conflicts of Interest Disclosure
Check “Yes” or “No” to each of the questions listed below.

	YES	NO
a.	☐	☐	A member of my immediate family is employed by a broker-dealer

b.	☐	☐	A member of my immediate family is a director or executive officer of a publicly traded company

January 2009	E-10

Appendix E

c.	☐	☐	I have formerly served as a director or executive officer of a publicly traded company

d.	☐	☐	A member of my immediate family has formerly served as a director or executive officer of a publicly traded company

e.	☐	☐	I am a direct owner of 5% or more of the voting securities of a publicly traded company

f.	☐	☐	A member of my immediate family is a direct owner of 5% or more of the voting securities of a publicly traded company

g.	☐	☐	I have a personal relationship with a director (or candidate for directorship) or executive officer of a publicly traded company

h.	☐	☐	A member of my immediate family has a personal relationship with a director (or candidate for directorship) or executive officer of a publicly traded company
Please provide an explanation for any “Yes” responses above (attach a separate sheet if needed):

January 2009	E-11

Appendix E
8. Certification
a.	[Annual Renewals Only]
I hereby certify that I have complied with all applicable requirements of the BGIM Code of Ethics in effect since the date of my last certification. In particular, in connection with each Securities Transaction that I have engaged in since such date, I hereby certify that:
i.	I did not execute any Securities Transaction at a time when I possessed material nonpublic information regarding the Security or the issuer of the Security.

ii.	I did not execute any Securities Transaction with the intent of raising, lowering, or maintaining the price of any Security or to create a false appearance of active trading.

iii.	I did not execute any Securities Transaction when I was in possession of non-public information to the effect that BGIM (i) was or may have been considering an investment in or sale of such Security on behalf of its clients, or (ii) had an open, executed, or pending portfolio transaction in such Security on behalf of its clients.

iv.	I did not use my knowledge of the portfolio holdings of a Reportable Fund to engage in any trade or short-term trading strategy involving such Fund that may have conflicted with the best interests of the Fund and its shareholders.

v.	If I acquired a Security in an IPO or Private Placement, I obtained the required written approval prior to acquiring such Security.

vi.	I have reported and acknowledged all Gifts and Business Entertainment received or given basis since the date of my last certification.
b.	I further certify that the information on this form is accurate and complete in all material respects.

Access Person’s Name:

Access Person’s Signature:

Date:

January 2009	E-12

Appendix F
Account Change Form

Name:

Department	Date:

1.	☐ Opened	☐ Closed

Brokerage Firm/Bank/Employer:

Account Number:

Account Name:

☐ Brokerage Account	☐ Mutual Fund Only	☐ Managed	☐ Other

2.	☐ Opened	☐ Closed

Brokerage Firm/Bank/Employer:

Account Number:

Account Name:

☐ Brokerage Account	☐ Mutual Fund Only	☐ Managed	☐ Other

3.	☐ Opened	☐ Closed

Brokerage Firm/Bank/Employer:

Account Number:

Account Name:

☐ Brokerage Account	☐ Mutual Fund Only	☐ Managed	☐ Other
Comments (if needed):

Access Person Signature	Date

Compliance Approval	Date

Printed Name

January 2009	F-1

Appendix G
Outside Business Activity Request

Name:

Department:	Manager Name:

1. Name and Address of Organization:

2. Start Date:	End Date (if known):

3. Title at Organization:

4. Approximate Hours a week: Will you work during BGIM hours?	☐ Yes	☐ No
5. Compensation arrangements:

6. Is this organization:

a. A current client of BGIM	☐ Yes ☐ No

b. A former client of BGIM (past 5 years)	☐ Yes ☐ No

c. A prospective client of BGIM (past 12 months)	☐ Yes ☐ No

d. Securities-Related	☐ Yes ☐ No

e. Publicly Traded	☐ Yes ☐ No

f. Taft-Hartley Union	☐ Yes ☐ No

g. Charitable/Service Organization	☐ Yes ☐ No

h. Other (please describe):
7.	Are you aware of any conflict of interests (either actual or potential) between your proposed Outside Business Activity and BGIM or any client(s)?
☐ Yes ☐ No
          If “Yes”, please describe:
8.	Are you a registered representative of Legg Mason Investor Services?
☐ Yes ☐ No

Employee Signature:	Date:

**********************************

January 2009	G-1

To be completed by the Chief Compliance Officer (CCO):
1.	Does this Outside Business Activity present a conflict, or potential conflict, with any BGIM client?
☐ Yes                    ☐ No
2.	Is there any other reason why this Outside Business Activity should be denied?
☐ Yes                    ☐ No
     ☐ Approved     ☐ Denied

CCO Signature:	Date:

Printed Name:

**********************************
To be completed by the Access Person’s Manager:
☐ Approved                    ☐ Denied

Manager Signature:	Date:

Printed Name:

January 2009	G-2

Appendix H
I. Certification of No Beneficial Interest

Name:

Department:	Manager Name:

The accounts listed below are maintained by one (or more) member(s) of my Immediate Family who reside in my household. I certify that with respect to each of the accounts listed below:
•	I do not own, individually or jointly with others, any of the Securities held in the account(s).

•	I do not influence or control investment decisions for the account(s).

•	I do not act as a broker or investment adviser representative for the account(s).

1.	Brokerage Firm:

Account Number:

Account Name:

Relation to Access Person:

2.	Brokerage Firm:

Account Number:

Account Name:

Relation to Access Person:

3.	Brokerage Firm:

Account Number:

Account Name:

Relation to Access Person:

I agree that I will notify the BGIM Compliance Department immediately if any of the information I have provided in this certification becomes inaccurate or incomplete.

Access Person Signature	Date
☐ Approved                    ☐ Denied

Compliance Approval	Date

January 2009	H-1